January 28, 1994


          LADD Furniture, Inc.
          1 Plaza Center
          Box HP3
          High Point, North Carolina  27261-1500
          Attn:  Mr. William S. Creekmuir
                 Senior Vice President and Chief Financial Officer

          Ladies and Gentlemen:

               The Chase Manhattan Bank, N.A. ("Lender") is pleased to confirm that it is prepared to make funds available to LADD Furniture Inc. ("Borrower") for general corporate purposes, including acquisitions, subject to the terms and conditions outlined below.

           Commitment      Lender  agrees  to make  loans  ("Loans") in  an
                           aggregate principal amount not to exceed at any one time $20,000,000, as such amount may be reduced in part or in whole by three business days' written notice to Lender (the "Commit-ment"). Borrower may borrow, repay and prepay
                           Loans and reborrow at any time from January 28, 1994 to but excluding January 27, 1995 (the
                           "Availability Period"), subject to the limita-tions set forth herein and in a promissory note
                           (the "Note"), which shall evidence the Loans and be substantially in the form of Exhibit A attached hereto.

           Termination/ Borrower, may upon at least three business Reduction of days' notice to Lender, terminate at any time, Commitment or reduce from time to time, the unused amount of the  Commitment.  All accrued commitment fees
                           shall be payable  on the effective date of  such
                           reduction or termination.
           Commitment      A  commitment  fee  shall  accrue on  the  daily
           Fee             average  unused  Commitment  during  the  Avail-
                           ability Period at a rate per annum equal to 3/8 of 1%, calculated on the basis of a 365/366 day year, for the actual number of days elapsed, and payable quarterly in arrears on the last business day of each calendar quarter.

           Interest        Each  Loan shall  bear  interest as  selected by
           Rate            Borrower and provided in the Note.

           Interest        Eurodollar Loans (defined in the Note)  shall be
           Periods and     available   for  interest   periods   ("Interest
           Maturity        Periods"),  of,  at Borrower's  selection,  one,
                           two, three  or six months.   Offered Rate  Loans
                           (defined in the Note) shall be available for Interest Periods offered by Lender in its sole discretion and accepted by Borrower. No Inter-est Period may extend beyond January 27, 1995, the date on which all Loans shall finally mature.

           Payments and All payments and prepayments of principal and Prepayments interest made on the terms and conditions specified in the Note.
           Drawdowns       Borrower  may  borrow under  the  Commitment  by
                           giving  Lender  notice  by 12:00  noon  New York
                           City time, on the same business day of a Vari-able Rate Loan or an Offered Rate Loan, as the case may be, and at least three business days prior to a Eurodollar Loan.

           Conditions The obligation of Lender to make Loans to of Lending Borrower is subject to the conditions precedent
                           that:   (a) in  the  case of  the initial  Loan,
                           Lender shall have received (i) the Note duly executed and delivered by Borrower, (ii) corpo-rate borrowing resolution certified by Borrow-er's Secretary or Assistant Secretary, (iii) an incumbency certificate of Borrower's Secretary or Assistant Secretary setting forth the names, titles and true signatures of Borrower's offi-cers authorized to sign this Agreement and the Note, (iv) an opinion of counsel to the Borrow-er substantially in the form of Exhibit B hereto, (v) in the case of the initial Loan, a certificate signed by a duly authorized officer of Borrower, dated the date of such Loan, certifying that since October 2, 1993, there has been no material adverse change in the condition (financial or otherwise), business, operations or prospects of Borrower or any of its subsidiaries and (b) in the case of any Loans, (i) the fact that the statement referred to in clause (a)(v) above is true on the date of such Loan, and (ii) no default or Event of Default under this Agreement or the Note has occurred and is continuing, or would result from the making of such Loan.

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           Representa-     Borrower  hereby  represents and  warrants that:
           tions and       (a) this Agreement and  the Note when  delivered
           Warranties      will  be  the legal,  valid and  binding obliga-
                           tions  of Borrower  enforceable against Borrower
                           in accordance  with their  terms, except  to the
                           extent that such  enforcement may be limited  by
                           applicable  bankruptcy,  insolvency   and  other
                           similar laws affecting creditors' rights gener-ally, and (b) the execution, delivery and per-formance by Borrower of this Agreement and the Note have been authorized by all necessary corporate action and do not and will not con-travene the Borrower's charter or by-laws or any applicable law or any contractual provision binding on or affecting the Borrower.

           Default Events which may cause the acceleration of the maturity of any Loan ("Events of Default") are as specified in the Note. Lender may terminate the Commitment upon the occurrence of any Event of Default, but it shall terminate immediately upon the occurrence of any "bankruptcy" or "insolvency" Event of Default.
           Participations  Lender may sell  to one or  more entities a par-
                           ticipation in all or any part of a Loan, but such participant shall not have any rights or benefits under this Agreement or the Note and Lender shall in no event be obligated to such participant under their participation agreement to take or refrain from taking any action here-under or under the Note, except that Lender may agree in the participation agreement that it will not, without the consent of such partici-pant, agree to (i) extend any stated payment date for any principal or interest or (ii) reduce the principal of or the interest rate on any participated Loan below the rate at which such participant is entitled to receive inter-est thereon. Lender may furnish information concerning Borrower or any of its subsidiaries to prospective participants provided that such persons agree to maintain the confidentiality of such information which is not public.

           Governing Law   THIS AGREEMENT SHALL BE GOVERNED BY  THE LAWS OF
                           THE STATE OF NEW YORK.

               Please evidence your acceptance of the foregoing by signing and returning to us the enclosed copy of this Agreement on or before January 27, 1994, the date on which our commitment to enter into this Agreement (if not accepted prior thereto) will expire.


                                             Very truly yours,

                                             THE CHASE MANHATTAN BANK, N.A.



                                             By
                                                 Name:  Thomas P. Durney
                                                 Title: Vice President

          Agreed and Accepted:

          LADD FURNITURE INC.



          By  s/William S. Creekmuir
              Name:    William S. Creekmuir
              Title:   Senior Vice President,
                       Chief Financial Officer,
                       Secretary and Treasurer


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